Re: Del Amo Business Park
21311 Hawthorne Boulevard
Torrance, California

SIXTH AMENDMENT TO LEASE

THE STATE OF CALIFORNIA	§	
	§	KNOW ALL MEN BY THESE PRESENTS:
CITY OF TORRANCE	§	

THIS SIXTH AMENDMENT TO LEASE (this "Amendment") has been executed as of the 30 day of May, 2002, by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership ("Landlord"), and DYNAMICS TECHNOLOGY, INC., a California corporation ("Tenant").

RECITALS:

A. The Platt Corporation ("Platt") and Tenant have heretofore executed that certain Office Lease (the "Original Lease"), dated as of April 4, 1984, as amended by: (1) Memorandum of Understanding, dated April 4, 1984, by and between Platt and Tenant; (2) Amendment to Office Lease, dated June 30, 1985, by and between Platt and Tenant; (3) Second Amendment to Lease, dated July 14, 1989, by and between Platt and Tenant; (4) Third Amendment to Lease, dated October 29, 1990, by and between DABP Associates and Tenant; (5) Fourth Amendment to Lease, dated September 2, 1992, by and between Del Amo Business Plaza, Inc. and Tenant; and (6) Fifth Amendment to Lease (the "Fifth Amendment"), dated September 15, 1997, by and between Lennar Northeast Partners and Tenant (as the Original Lease was so amended, the "Lease"), pursuant to which Tenant is leasing approximately 11,414 rentable square feet/10,191 usable square feet which has been re-measured to be 11,871 rentable square feet/10,323 usable square feet on the third (3rd) floor in Suite 300 (the "Existing Premises") in that certain building known as Building R located at 21311 Hawthorne Boulevard, Torrance, California (the "Building"), and more particularly described in the Lease, which is located in that certain project known as Del Amo Business Park (the "Project"). Unless otherwise provided herein, capitalized words and phrases shall have the same meanings as those set forth in the Lease.

B. Landlord has acquired the Building and succeeded to all of Prior Landlord's interest as landlord under the Lease.

C. Tenant has exercised its option to extend the term of the Lease and to expand the Premises in accordance with the terms and conditions set forth in this Amendment. Pursuant to

Paragraph 13 of the Fifth Amendment, one (1) additional five (5) year option remains to be exercised by Tenant subject to the terms and conditions of the Fifth Amendment. Thereafter, Tenant shall have no further renewal or extension options. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) expand the Existing Premises; (ii) extend the Term of the Lease; and (iii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article I

CERTAIN AMENDMENTS

SECTION 1.01. Re-Measurement of Existing Premises. As of March 1, 2003, Tenant acknowledges that the Existing Premises shall be amended to contain 11,871 rentable square feet/10,323 usable square feet on the third (3rd) floor of the Building. Landlord confirms that the adjustment described in this Section 1.01 will go into effect March 1, 2003, and that Landlord will not make any retroactive claims relating to the re-measurement of the Existing Premises against Tenant for increases in rent pertaining thereto occurring prior to February 28, 2003. The Existing Premises, as currently improved, is shown on Exhibit A-1 attached hereto and incorporated herein for all purposes.

SECTION 1.02. Addition of Premises. As of the later to occur of: (a) June 1, 2002, or (b) substantial completion of the Work described on Exhibit C attached hereto, subject to Tenant Delay (as defined in Exhibit C) (the "Effective Date"), and subject to the terms and conditions set forth in this Amendment, the Lease shall be amended to reflect that the Existing Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A-2 (the "Additional Premises") consisting of approximately 2,190 rentable square feet located on the second (2nd) floor of the Building in Suite 250 (the Existing Premises and the Additional Premises being collectively referred to as the "Premises"). As of the Effective Date, the definition of Premises shall be amended to consist of 13,604 rentable square feet, being the 11,414 rentable square feet contained in the Existing Premises and the 2,190 rentable square feet contained in the Additional Premises. As of March 1, 2003, the definition of Premises shall be amended to consist of 14,061 rentable square feet, being the 11,871 rentable square feet in the Existing Premises and the 2,190 rentable square feet contained in the Additional Premises.

SECTION 1.03. Lease Term. The Lease is hereby amended so that the term of the Lease (the "Term") for the entire Premises shall be extended through and including February 29, 2008, subject to adjustment and earlier termination as provided in the Lease.

SECTION 1.04. Security Deposit. Tenant shall deposit with Landlord on the date hereof $3,944.00, to be held by Landlord, together with the existing $14,008.15 security deposit, as security for the performance of Tenant's obligations under the Lease.

SECTION 1.05. Base Rent.

A. Existing Premises. As of March 1, 2003, the monthly base rent (the "Base Rent") for the Existing Premises during the Term of the Lease, as hereby extended, shall be as follows:

Period:	Monthly Base Rent:
3/1/03 - 2/29/04	$18,994.00*
3/1/04 – 2/28/05	$19,564.00
3/1/05 – 2/28/06	$20,151.00
3/1/06 2/28/07	$20,755.00
3/1/07 – 2/29/08	$21,378.00

* So long as Tenant has not committed any default under the Lease, Landlord agrees to abate the first (1st) consecutive full monthly installment of Base Rent described above. Tenant shall pay all other obligations accruing during such month. If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated. Prior to March 1, 2003, the Base Rent for the Existing Premises shall remain as set forth in the Lease.

B. Additional Premises. As of the Effective Date, the Base Rent for the Additional Premises during the Term of the Lease, as hereby extended, shall be as follows:

Period:	Monthly Base Rent:
6/1/02 – 2/28/03	$3,285.00
3/1/03 – 2/29/04	$3,504.00*
3/1/04 2/28/05	$3,609.00
3/1/05 2/28/06	$3,717.00
3/1/06 – 2/28/07	$3,829.00
3/1/07 – 2/29/08	$3,944.00

* So long as Tenant has not committed any default under the Lease, Landlord hereby abates the March 2003 full monthly installment of Base Rent described above. Tenant shall pay all other obligations accruing during such month. If Tenant defaults under this Lease beyond any applicable period of notice and cure, any remaining rent abatement shall cease from the date of such default, and Tenant shall immediately pay to Landlord all sums previously abated. The Base Rent described in this Section 1.05 shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

SECTION 1.06. Operating Costs/Taxes. Prior to March 1, 2003, Operating Costs and Taxes shall be paid in accordance with the Lease. As of March 1, 2003, the Base Operating Costs shall be amended to be the Operating Costs incurred for the calendar year 2003 and the Base Taxes shall be amended to be the Taxes incurred for the period of July 1, 2002, through June 30, 2003. As of the Effective Date, "Tenant's Proportionate Share" shall be amended to be 11.55% (i.e., 13,604 rentable square feet in the Premises divided by 117,749 rentable square feet in the Project). As of March 1, 2003, "Tenant's Proportionate Share" shall be amended to be 11.94% (i.e., 14,061 rentable square feet in the Premises divided by 117,749 rentable square feet in the Project).

SECTION 1.07. Commissions. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise.

SECTION 1.08. "AS IS". Except as set forth in Exhibit B attached hereto with respect to the Existing Premises and except as set forth in Exhibit C attached hereto with respect to the Additional Premises, Tenant accepts the entire Premises in its "as is" "where is" condition and acknowledges that Landlord has no obligation to pay or reimburse Tenant for, or otherwise make, any improvements, alterations or additions to any of the Premises.

SECTION 1.09. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.

Article II

MISCELLANEOUS

SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease, and Tenant acknowledges that Landlord has completed all prior improvements and work to the Premises pursuant to the requirements in the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 2.02. Notices. All notices to be delivered to Landlord under the Lease or otherwise with respect to the Premises shall, unless Landlord otherwise notifies Tenant, be delivered to Landlord in accordance with notice provisions of the Lease to the following address:

c/o TA Associates Realty
1301 Dove Street
Suite 860
Newport Beach, California 92660-2440
Attention: Asset Manager – Del Amo California Portfolio

SECTION 2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

SECTION 2.04. Counterparts. This Amendment may be executed in counterparts and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Amendment. Facsimile signatures shall be deemed original signatures for all purposes.

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

Dated: ~~May~~ June 13, 2002

LANDLORD:

THE REALTY ASSOCIATES FUND V, L.P.,
a Delaware limited partnership

By: Realty Associates Fund V LLC,
a Massachusetts limited liability company,
general partner

By: Realty Associates Advisors LLC,
a Delaware limited liability company,
Manager

By: Realty Associates Advisors Trust,
a Massachusetts business trust,
sole member

By: ______________________
Officer Scott W. Amling
Regional Director

By: Realty Associates Fund V Texas Corporation,
a Texas corporation, general partner

By: ______________________
Officer Scott W. Amling
Regional Director

Date: May 30, 2002

TENANT:

DYNAMICS TECHNOLOGY, INC.,
a California corporation

By: _[signature]_
Name: Thomas B. Lizy
Title: Chief Financial Officer

EXHIBIT A-1

EXISTING PREMISES


DYNAMICS

THIRD FLOOR

Note: Does not properly reflect current office configuration.

INITIAL

EXHIBIT A-2

ADDITIONAL PREMISES


220

SECOND FLOOR

EXHIBIT B

EXISTING PREMISES
<u>TENANT FINISH-WORK: ALLOWANCE</u>

1. Except as set forth on this Exhibit, Tenant accepts the Existing Premises "AS-IS" and acknowledges that Landlord has no obligation to make or otherwise pay for any improvements, alterations or repairs thereto.

2. Landlord will have prepared Informal Drawings for the Existing Premises. Tenant will review and approve the Informal Drawings within five (5) days following receipt thereof. As used herein, "<u>Informal Drawings</u>" shall mean the final informal drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and "<u>Work</u>" shall mean all improvements to be constructed in accordance with and as indicated on the Informal Drawings. Approval by Landlord of the Informal Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Landlord and Tenant shall sign the Informal Drawings to evidence their review and approval thereof and upon such signature, the same will be incorporated into this <u>Amendment</u> for all purposes. All changes in the Work must receive the prior written approval of Landlord.

3. Landlord will cause the Work to be performed by contractors and subcontractors approved in writing by Landlord.

4. Tenant shall bear the entire cost of performing the Work (including, without limitation, space planning and construction document fees, design of the Work and preparation of the Informal Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, approved signage, related taxes and insurance costs, all of which costs are herein collectively called the "<u>Total Construction Costs</u>") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Informal Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Tenant shall pay to Landlord, within 10 days after Landlord's delivery to Tenant of an appropriate invoice, an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (i) the amount of the payments already made by Tenant, (ii) the amount of the Construction Allowance, and (iii) the cost reasonably estimated by Landlord for completing all "punch list" items; finally, upon completion of the punch list items, Tenant shall pay to Landlord the costs incurred in completing the same.

5. Provided that Tenant is not in default of any of its obligations under the Lease, Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") equal to $118,710.00; however, if Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance and Landlord shall withhold from the Construction Allowance the equivalent of ten percent (10%) of the Total Construction Costs until thirty (30) days have passed since the Work has been substantially completed and Tenant has caused to be delivered to Landlord (i) a list of all contractors, subcontractors and suppliers that performed the Work on or for the Existing Premises, (ii) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable), (iii) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work and (iv) an affidavit signed by Tenant stating that all of the bills associated with the Total Construction Costs have been paid. Any unspent portion of the Construction Allowance remaining as of December 31, 2003, shall be retained by Landlord without credit or reimbursement to Tenant. Tenant shall also be permitted to use the Construction Allowance for improvements to the Additional Premises. Notwithstanding anything contained in the Lease to the contrary, Tenant shall not be permitted to use the Construction Allowance or any portion thereof for a security alarm system; provided, however, Tenant shall be permitted to use the Construction Allowance for Building standard voice/data wiring to be run from the Existing Premises to a single "home run location" in the Additional Premises, as selected by Tenant, and thereon to jacks inset in walls located throughout the Premises.

6. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the Total Construction Costs, which may be deducted from the Construction Allowance.

EXHIBIT C

ADDITIONAL PREMISES
TENANT FINISH-WORK: ALLOWANCE

1. Except as set forth on this Exhibit, Tenant accepts the Additional Premises "AS-IS" and acknowledges that Landlord has no obligation to make or otherwise pay for any improvements, alterations or repairs thereto.

2. Landlord has prepared the Informal Drawings for the Additional Premises. Tenant has approved the Informal Drawings. As used herein, "Informal Drawings" means the final Informal Drawings approved by Landlord and Tenant attached hereto as Exhibit C-1, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Informal Drawings. Approval by Landlord of the Informal Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. All changes in the Work must receive the prior written approval of Landlord.

3. Landlord will cause the Work to be performed by contractors and subcontractors approved in writing by Landlord.

4. If a delay in the performance of the Work occurs (each such event being a "Tenant Delay") (a) because Tenant does not timely approve the Informal Drawings; (b) because of any change by Tenant to the Informal Drawings, (c) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (d) if Tenant, any contractor or subcontractor, or Tenant's agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Base Rent and Tenant's share of Operating Costs and Taxes shall commence on the scheduled Effective Date.

5. Tenant shall bear the entire cost of performing the Work (including, without limitation, space planning and construction document fees, design of the Work and preparation of the Informal Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, approved signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined). Upon approval of the Informal Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings, itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which the estimated Total Construction Costs exceed the Construction Allowance. Tenant shall pay to Landlord, within 10 days after Landlord's delivery to Tenant of an appropriate invoice, an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (i) the

amount of the payments already made by Tenant, (ii) the amount of the Construction Allowance, and (iii) the cost reasonably estimated by Landlord for completing all "punch list" items; finally, upon completion of the punch list items, Tenant shall pay to Landlord the costs incurred in completing the same.

6. Provided that Tenant is not in default of any of its obligations under the Lease and that the Effective Date occurred June 1, 2002, Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") equal to $25,854.00 (provided, however, in the event the Effective Date is not June 1, 2002, the Construction Allowance shall be decreased to reflect the remaining Term in accordance with the Lease). If Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance and Landlord shall withhold from the Construction Allowance the equivalent of ten percent (10%) of the Total Construction Costs until thirty (30) days have passed since the Work has been substantially completed and Tenant has caused to be delivered to Landlord (i) a list of all contractors, subcontractors and suppliers that performed the Work on or for the Additional Premises, (ii) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable), (iii) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work and (iv) an affidavit signed by Tenant stating that all of the bills associated with the Total Construction Costs have been paid. Any unspent portion of the Construction Allowance remaining as of December 31, 2003, shall be retained by Landlord without credit or reimbursement to Tenant. Tenant shall also be permitted to use the Construction Allowance for improvements to the Existing Premises. Notwithstanding anything contained in the Lease to the contrary, Tenant shall not be permitted to use the Construction Allowance or any portion thereof for a security alarm system; provided, however, Tenant shall be permitted to use the Construction Allowance for Building standard voice/data wiring to be run from the Existing Premises to a single "home run location" in the Additional Premises, as selected by Tenant, and thereon to jacks inset in walls located throughout the Premises.

7. Landlord or its affiliate shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the Total Construction Costs, which may be deducted from the Construction Allowance.

EXHIBIT C-1

INFORMAL DRAWINGS ADDITIONAL PREMISES

⊗ = RJ45 JACK (DUAL)

[o] = ELECTRICAL (OUTLET)

▦ = RACK, RJ45 PATCH PANEL, PUNCHED DOWN IN REAR W/JACK IN FRONT


Lab
(2)
Glass Wall
Storage
Rm
Kitchen
Brad, Dan &
Jason
Randy
&
Keiffer

SECOND FLOOR

Note: Door location on glass wall subject to change.